PROSPECTUS
Filed Pursuant to Rule 424(b)(3)
Registration No. 333-273650

Grove Collaborative Holdings, Inc.
714,285 Shares of Class A Common Stock

This prospectus relates to the offer and resale from time to time by the selling stockholder named in this prospectus (the “Selling Holder”) of up to 714,285 shares (the “Shares”) of our Class A common stock, par value $0.0001 per share (“Class A Common Stock”), issued in connection with that certain Subscription Agreement, dated as of November 10, 2022, by and between the Company and the Selling Holder that was previously disclosed by us (the “Subscription Agreement”). You should read this prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus, and any applicable prospectus supplement and related free writing prospectus carefully before you invest.
We are registering the Shares for resale pursuant to the Selling Holder’s registration rights under the Subscription Agreement. Our registration of the Shares covered by this prospectus does not mean that the Selling Holder will offer or sell any of the Shares. The Selling Holder may offer, sell or distribute all or a portion of their Shares publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the Selling Holder may sell the Shares in the section entitled “Plan of Distribution.” We will not receive any proceeds from the sale of the Shares by the Selling Holder pursuant to this prospectus. We have paid or will pay the fees and expenses incident to the registration of the Shares for sale by the Selling Holder. We will not be paying any underwriting discounts or commissions in any offerings pursuant to this prospectus.
Our Class A Common Stock is listed on The New York Stock Exchange (the "NYSE") under the symbol “GROV.” On August 9, 2023, the last reported sale price of our Class A Common Stock was $2.12.

We are an “emerging growth company” and a “smaller reporting company” under the U.S. securities laws and as such, have elected to comply with reduced public company reporting requirements for this prospectus and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings. See “Summary — Implications of Being an Emerging Growth Company and Smaller Reporting Company.”

Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 5 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 10 , 2023.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, (the “SEC”), using a “shelf” registration process. Under this shelf registration process, the Selling Holder may, from time to time, sell the Shares offered by it described in this prospectus in one or more offerings or otherwise as described under “Plan of Distribution.”
A prospectus supplement may add, update or change information contained in this prospectus, and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in any prospectus supplement. We may also authorize one or more free writing prospectuses be provided to you that may contain material information relating to these offerings. Before making an investment decision, you should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectuses we have authorized for use in connection with a specific offering by the Selling Holder, together with the documents incorporated by reference into this prospectus as described below under the heading “Information Incorporated by Reference.”
You should rely only on the information contained in this prospectus, the applicable prospectus supplement and any related free writing prospectuses we have authorized for use in connection with a specific offering by the Selling Holder, together with the additional information incorporated herein by reference. See “Where You Can Find More Information” and “Information Incorporated by Reference.” Neither we nor the Selling Holder have authorized anyone to provide you with different information. You should not assume that the information in this prospectus, any applicable prospectus supplement and any related free writing prospectus is accurate at any date other than the date indicated on the cover page of these documents or the filing date of any document incorporated by reference, regardless of the time of its delivery or the time of any sale of the Shares in connection therewith. Neither we nor the Selling Holder are making an offer to sell the Shares in any jurisdiction where the offer or sale is not permitted.
Unless the context indicates otherwise, references in this prospectus to the “Company,” “we,” “us,” “our,” and similar terms refer to Grove Collaborative Holdings, Inc., a Delaware public benefit corporation, and its consolidated subsidiaries. References to “Virgin Group Acquisition Corp. II” or “VGAC II” refer to the Company prior to the consummation of the Domestication and the Merger (as defined herein). “Grove Collaborative, Inc.” refers to Grove Collaborative, Inc. prior to the Business Combination (as defined herein).
On June 5, 2023, the Company effected a 1-for-5 reverse stock split (the “Reverse Stock Split”) of its Class A Common Stock and Class B common stock, par value $0.0001 per share (“Class B Common Stock”). The Class A Common Stock began trading on a split-adjusted basis on The New York Stock Exchange at the market open on June 6, 2023. Unless otherwise indicated, all share and per share amounts herein have been adjusted to reflect the Reverse Stock Split.
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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management. Although the Company believes that its plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning the Company’s possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. In some instances, these statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or the negatives of these terms or variations of them or similar terminology.
Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, among others, could affect the Company’s future results and could cause those results or other outcomes to differ materially from those expressed or implied in the Company’s forward-looking statements:
•competition and the ability of the business to grow and manage growth profitably;
•expansion plans and opportunities, including future acquisitions or additional business combinations;
•litigation, complaints, and/or adverse publicity;
•the impact of changes in consumer spending patterns, consumer preferences, local, regional and national economic conditions, crime, weather, demographic trends, and employee availability;
•privacy and data protection laws, privacy or data breaches, or the loss of data;
•our financial and business performance following the Merger, including financial projections and business metrics;
•changes in the market for the Company’s products, and expansion plans and opportunities;
•anticipated customer retention by the Company;
•the extent to which the Company is able to protect its intellectual property rights and not infringe on the intellectual property rights of others;
•new or adverse regulatory developments relating to automatic renewal laws; and
•the effect of COVID-19 on the foregoing, including its effect on the business and financial conditions of the Company.
These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described in the “Risk Factors” section. The risks described in the “Risk Factors” section are not exhaustive. New risk factors emerge from time to time and it is not possible for us to predict all such risk factors, nor can the Company assess the impact of all such risk factors on its business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
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PROSPECTUS SUMMARY
The following summary highlights selected information contained or incorporated by reference elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the information under the heading “Risk Factors” herein, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the other information incorporated by reference into this prospectus, including our consolidated financial statements and the related notes, and the exhibits to the registration statement of which this prospectus is a part.
Overview of the Company
The Company is a digital-first, sustainability-oriented consumer products innovator specializing in the development and sale of household, personal care, beauty and other consumer products with an environmental focus. In the United States, the Company sells its products through two channels: a direct-to-consumer platform at www.grove.co and its mobile applications, where it sells products from Grove-owned brands and third parties, and the retail channel into which it sells products from Grove-owned brands at wholesale. The Company develops and sells natural products that are free from the harmful chemicals identified in its “anti-ingredient” list and it designs form factors and product packaging that reduces plastic waste and improves the environmental impact of the categories in which it operates. The Company also purchases environmental offsets that have made it the first plastic neutral retailer in the world, and its goal is to be “Beyond Plastic” (its standard which indicates the best-available solutions in either zero plastic, refillable or reusable products containing minimal plastic) across its site by the end of 2025.
Background
The Company was originally known as Virgin Group Acquisition Corp. II, a Cayman Islands exempted company (“VGAC II”). VGAC II was a blank check company incorporated on January 13, 2021 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses. On March 25, 2021, VGAC II consummated an initial public offering of 35,000,000 units at an offering price of $10.00 per unit, and a private placement with VG Acquisition Sponsor II LLC, a Cayman Islands limited liability company (“Sponsor”) of 6,000,000 Private Placement Warrants at an offering price of $1.50 per Private Placement Warrant. Each unit sold in the initial public offering and private placement consisted of one Class A ordinary share and one-fifth of one redeemable warrant. On April 9, 2021, the underwriters of the initial public offering notified VGAC II of their intent to fully exercise their over-allotment option. As such, on April 13, 2021, VGAC II sold an additional 5,250,000 units, at a price of $10.00 per unit, and sold an additional 700,000 Private Placement Warrants to the Sponsor, at $1.50 per Private Placement Warrant. Following the closing of the initial public offering and overallotment sale, an amount equal to $402,500,000 of the net proceeds from the initial public offering and the sale of the Private Placement Warrants was placed in the trust account. Each such number of units and Private Placement Warrants and prices per unit and per Private Placement Warrant in connection with the initial public offering reflects pre-Reverse Stock Split values.
On June 16, 2022, as contemplated by the Agreement and Plan of Merger, dated as of December 7, 2021, as amended and restated on March 31, 2022 (the “Merger Agreement”), by and among VGAC II, Treehouse Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of VGAC II (“Merger Sub 1”), Treehouse Merger Sub II, LLC, a Delaware limited liability company and wholly owned direct subsidiary of VGAC II (“Merger Sub II”) and Grove Collaborative, Inc., a Delaware public benefit corporation (“Legacy Grove”), consummated the merger transactions contemplated by the Merger Agreement, whereby (i) Merger Sub I merged with and into Legacy Grove, the separate corporate existence of Merger Sub I ceased and Legacy Grove became the surviving corporation (the “Initial Surviving Corporation”) and a wholly owned subsidiary of VGAC II (the “Initial Merger”) and (ii) immediately following the Initial Merger, and as part of the same overall transaction as the Initial Merger, the Initial Surviving Corporation merged with and into Merger Sub II, the separate corporate existence of the Initial Surviving Corporation ceased, and Merger Sub II continued as the surviving company and a wholly-

owned subsidiary of VGAC II (such transactions, the “Merger” and, together with the Domestication (as defined below), the “Business Combination”). Immediately prior to the closing of the Merger (the “Closing” and such date of the Closing, the “Closing Date”), VGAC II changed its jurisdiction of incorporation from the Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and domesticating and continuing as a public benefit corporation formed under the laws of the State of Delaware (the “Domestication”). In connection with the Business Combination, VGAC II changed its name to Grove Collaborative Holdings, Inc.
The Business Combination was accounted for as a reverse recapitalization with Grove Collaborative, Inc. being the accounting acquirer and VGAC II as the acquired company for accounting purposes. Accordingly, all historical financial information presented in the consolidated financial statements represents the accounts of Grove Collaborative Inc.
Pursuant to the closing of the Business Combination, VGAC II filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a Charter and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which VGAC II was domesticated and continued as a Delaware corporation, changing its name to “Grove Collaborative Holdings, Inc.”.
On June 5, 2023, the Company effected the Reverse Stock Split. Unless otherwise indicated, all share and per share amounts have been adjusted to reflect the Reverse Stock Split. The Class A Common Stock trade on the NYSE under the symbol “GROV” and the Company’s Public Warrants may be quoted and traded in the over-the-counter market under the symbol “GROVW,” respectively.
Implications of Being an Emerging Growth Company and Smaller Reporting Company
The Jumpstart Our Business Startups Act (the JOBS Act) was enacted in April 2012 with the intention of encouraging capital formation in the United States and reducing the regulatory burden on newly public companies that qualify as emerging growth companies. We are an “emerging growth company” within the meaning of the JOBS Act. We may take advantage of certain exemptions from various public reporting requirements, including the requirement that we provide more than two years of audited consolidated financial statements and related management’s discussion and analysis of financial condition and results of operations, and that our internal controls over financial reporting be audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (the Sarbanes-Oxley Act). In addition, the JOBS Act provides that an “emerging growth company” can delay adopting new or revised accounting standards until those standards apply to private companies. We intend to take advantage of these exemptions until we are no longer an emerging growth company. We have elected to use the extended transition period to enable us to comply with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (1) are no longer an emerging growth company and (2) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our consolidated financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.
We will cease to be an emerging growth company upon the earliest of (1) December 31, 2026; (2) the last day of the fiscal year during which our annual gross revenues are $1.235 billion or more; (3) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; and (4) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700.0 million as of the end of the second quarter of that fiscal year.
Additionally, we are a “smaller reporting company” meaning that the market value of our stock held by non-affiliates is less than $250 million. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements in our Annual Report on Form 10-K, and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stocks held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter and our annual revenue exceeds $100 million during such completed fiscal year, or (ii) the market value of our common stock held by non-affiliates exceeds $700 million, regardless of our annual revenue, as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our consolidated financial statements with other public companies difficult or impossible.
Description of Transactions Issuing the Shares to the Selling Holder
On November 10, 2022, we entered into the Subscription Agreement with the Selling Holder. Pursuant to the Subscription Agreement, among other things, on November 15, 2023, we issued 396,825 shares of Class A Common Stock (the “Subscribed Shares”) to the Selling Holder for aggregate proceeds of $2.5 million, or $6.30 per share. In addition, we agreed to issue additional shares (the “Additional Shares”) of Class A Common Stock to the Selling Holder in the event that the volume weighted average price of the Class A Common Stock is less than $6.30 during the three trading days commencing on the first trading day after (i) the Company filed the Additional Prospectus (as defined below) (the “Registration Date”), (ii) the three-month anniversary of the Registration Date, (iii) the six-month anniversary of the Registration Date, or (iv) the nine-month anniversary of the Registration Date (“Measurement Periods” and each “Measurement Period”) upon the Selling Holder’s election to receive such additional shares (the “Additional Shares”). The Selling Holder may use all or a portion of each Subscribed Share once to determine the amount of any issuance of Additional Shares in connection with the Measurement Periods such that the Selling Holder may utilize, for example, half of the Subscribed Shares to receive further Additional Shares, and leave the remaining half of the Subscribed Shares available to utilize in connection with the remaining Measurement Periods. The Selling Holder must elect to receive Additional Shares for one Measurement Period, or the right lapses or is superseded by the next measurement period. On July 25, 2023, the Selling Holder elected to utilize 396,825 of the Subscribed Shares to receive 714,285 Additional Shares, which were issued to the Selling Holder effective as of August 1, 2023. These 714,285 Additional Shares constitute the Shares being registered for resale pursuant to this prospectus.
Concurrently with entering into the Subscription Agreement, we also entered into a previously disclosed Consulting Services Agreement (the “Consulting Agreement”) and Warrant Agreement (the “Warrant Agreement”), each with HCI Grove Management LLC, an affiliate of the Selling Holder. In consideration for the services provided to us under the Consulting Agreement, we paid HCI Grove Management LLC an upfront fee of $150,000 and issued HCI Grove Management LLC 905,000 warrants to purchase shares of Class A Common Stock, at an exercise price per share of $6.30 (the “Warrants”). On November 10, 2022, 40% of the Warrants vested and became exercisable and the remaining Warrants shall vest and become exercisable if, prior to December 31, 2024, we achieve at least $100 million in quarterly net revenue on a consolidated basis or if we consummate a Change of Control (as defined in the Warrant Agreement). If, as a result of the Change of Control, the Company’s equity holders own less than 25% of the equity securities of the surviving entity in such Change of Control, the exercise price of the Warrants shall be increased by 50%. The Warrants expire on the earlier of May 11, 2027 and the date of termination of the Consulting Agreement by the Company in connection with HCI Grove Management LLC’s or its employee’s, officer’s, director’s or agent’s engagement in illegal conduct constituting a felony or gross misconduct in carrying out the terms of the Consulting Agreement.
On July 14, 2023 we filed an additional prospectus that relates to, among other things, the offer and resale from time to time of the Subscribed Shares by the Selling Holder and of 905,000 shares of Class A Common Stock which can be acquired upon the exercise of the Warrants held of record by HCI Grove Management LLC (the “Additional Prospectus”).
Corporate Information
The Company’s principal executive offices are located at 1301 Sansome Street, San Francisco, California 94111, and the Company’s phone number is (800) 231-8527. Our website address is www.grove.co. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it is a part.

The Offering

Class A Common Stock offered by the Selling Holders from time to time	Up to 714,285 Shares

Terms of the Offering	The Selling Holder may offer, sell or distribute all or a portion of its Shares publicly or through private transactions at prevailing market prices or at negotiated prices. See “Plan of Distribution.”

Use of proceeds	We will not receive any proceeds from the sale of the Shares covered by this prospectus. See “Use of Proceeds”.

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

The New York Stock Exchange Symbol	"GROV"

RISK FACTORS
Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference into the applicable prospectus supplement, together with all the other information contained in this prospectus or incorporated by reference into this prospectus and the applicable prospectus supplement, including those discussed above under the heading “Cautionary Note Regarding Forward-Looking Statements.” You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2022, and in subsequent filings, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future or by a prospectus supplement relating to a particular offering of our securities. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.
USE OF PROCEEDS
Any Shares offered by the Selling Holder pursuant to this prospectus will be sold by the Selling Holder for its account. We will not receive any of the proceeds from these sales.
The Selling Holder will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholder in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING HOLDER
This prospectus relates to the possible offer and resale by the Selling Holder of up to 714,285 shares of our Class A Common Stock issued in connection with the Subscription Agreement. For additional information regarding the Shares being offered by the Selling Holder pursuant to this prospectus, see “Summary—Description of Transactions Issuing the Shares to the Selling Holder” above.
The Selling Holder may from time to time offer and sell any or all of the shares of Class A Common Stock set forth below pursuant to this prospectus. When we refer to the “Selling Holder” in this prospectus, we mean the person listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Holder’s interest in the securities of the Company listed in the table below after the date of this prospectus such that registration rights shall apply to those securities.
The following table is prepared based on information provided to us by the Selling Holder and Schedules 13D and 13G filed with the SEC. It sets forth the name and address of the Selling Holder, the aggregate number of shares of Class A Common Stock that the Selling Holder may offer pursuant to this prospectus, and the beneficial ownership of the Selling Holder both before and after the offering. Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power”, which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days of August 2, 2023. We have based percentage ownership prior to this offering on 30,048,321 shares of Class A Common Stock as of August 2, 2023. In calculating percentages of shares of Class A Common Stock owned by the Selling Holder, we treated as outstanding the number of shares of our Class A Common Stock issuable upon exercise of that particular Selling Holder’s Warrants, if any.
We cannot advise you as to whether the Selling Holder will in fact sell any or all of the securities set forth in the tables below. In addition, the Selling Holder may sell, transfer or otherwise dispose of, at any time and from time to time, such securities in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of the below tables, unless otherwise indicated below, we have assumed that the Selling Holder will have sold all of the securities covered by this prospectus upon the completion of the offering.
Shares of Class A Common Stock

Name of Selling Holder	Class A Common Stock Beneficially Owned Prior to the Offering	Number of Shares of Class A Common Stock Being Offered	Number of Shares of Class A Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold	Percentage of Outstanding Class A Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold
	Number of Shares	Number of Shares	Number of Shares	%
HCI Grove LLC (1)	1,111,110	714,285	396,825	1.3%
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(1)Consists of 1,111,110 shares of Class A Common Stock held of record by the Selling Holder. The Selling Holder is managed by a natural person, Jason Karp. The address for the Selling Holder is 98 San Jacinto Blvd, 4th Floor, Austin, TX 78701.
Relationship with Selling Holder
For a description of certain relationships with the Selling Holder and their affiliates see the sections entitled “Summary—Description of Transactions Issuing the Shares to the Selling Holder” above.

PLAN OF DISTRIBUTION
The Shares covered by this prospectus may be offered and sold from time to time by the Selling Holder. We are not selling any shares of Class A Common Stock under this prospectus, and will not receive any proceeds from the sale of the Shares by the Selling Holder pursuant to this prospectus or any accompanying prospectus supplement. The term “Selling Holder” includes donees, pledgees, transferees or other successors in interest selling Shares received after the date of this prospectus from the Selling Holder (including the selling stockholder identified in this prospectus) as a gift, pledge, partnership distribution or other transfer. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in privately negotiated transactions at privately negotiated prices. The Selling Holder may sell its Shares by one or more of, or a combination of, the following methods:
•through purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•block trades in which the broker-dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;
•an over-the-counter distribution in accordance with the rules of the NYSE;
•through trading plans entered into by the Selling Holder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their Shares on the basis of parameters described in such trading plans;
•distribution to employees, members, limited partners or stockholders of the Selling Holder;
•to or through underwriters or broker-dealers;
•in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•in privately negotiated transactions;
•in options transactions or through other convertible securities or agreements to be satisfied by the delivery of shares of Class A Common Stock;
•by pledge to secure debts and other obligations or on foreclosure of a pledge;
•through the distribution of such securities by any selling stockholder to its equity holders;
•through a combination of any of the above methods of sale; or
•any other method permitted pursuant to applicable law.
In addition, any Shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the Shares or otherwise, the Selling Holder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of Shares in the course of hedging transactions, and broker-dealers or other financial institutions may engage in short sales of Shares in the course of hedging the positions they assume with the Selling Holder. The Selling Holder may also sell Shares short and redeliver the Shares to close out such short positions or sell the Shares through lending such Shares. The Selling Holder may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Holder may also pledge Shares to a broker-dealer, other financial institution or any other person or entity, and, upon a default, such broker-dealer, other financial institution or other person or entity may effect sales of the pledged Shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The Selling Holder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell Shares covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use Shares pledged by the Selling Holder or borrowed from the Selling Holder or others to settle those sales or to close out any related open borrowings of stock, and may use Shares received from the Selling Holder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions may be an underwriter and, in such event, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, the Selling Holder may otherwise loan or pledge Shares to a financial institution or other third party that in turn may sell the Shares short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Holder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Holder in amounts to be negotiated immediately prior to the sale.
In offering the Shares covered by this prospectus, any broker-dealers who execute sales for the Selling Holder may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such cases, any profits realized by such broker-dealers on the resale of the Shares purchased by them and the compensation of any broker-dealer earned on the resale of the Shares purchased by them may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the Shares must be sold in such jurisdictions only through registered or licensed brokers or dealers.
We have advised the Selling Holder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Shares in the market and to the activities of the Selling Holder and their affiliates. In addition, we will make copies of this prospectus available to the Selling Holder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Holder may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of Shares is made, if required, a prospectus supplement will be distributed that will set forth the number of Shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
The Selling Holder may agree to indemnify the underwriters (and may also agree to indemnify broker-dealers and other agents), their officers, directors and each person who controls such underwriters (within the meaning of the Securities Act), against certain liabilities related to the sale of the securities, including liabilities under the Securities Act. Additionally, we and the Selling Holder have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.
We have agreed with the Selling Holder to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been sold and (2)

the date on which all of the shares required to be registered for resale by the Selling Holder may be immediately sold to the public without limitation, restriction or condition (including any current public information requirement) pursuant to Rule 144 under the Securities Act.

LEGAL MATTERS
The validity of the securities being offered hereby will be passed upon for us by Sidley Austin LLP. Any underwriters, Selling Holder or agents will be advised about legal matters relating to any offering by their own counsel.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement and its exhibits and schedules in accordance with SEC rules and regulations. For further information with respect to the Company and the securities being offered by this prospectus, you should read the registration statement, including its exhibits and schedules. Statements contained in this prospectus, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete contract or other document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s website at http://www.sec.gov.
We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including the Company, that file electronically with the SEC. You may obtain documents that we file with the SEC at http://www.sec.gov. We also make these documents available on our website at investors.grove.co. Our website and the information contained or accessible through our website is not incorporated by reference in this prospectus or any prospectus supplement, and you should not consider it part of this prospectus or any prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE
SEC rules permit us to incorporate information by reference in this prospectus and any applicable prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, except for information superseded by information contained in this prospectus or any applicable prospectus supplement itself or in any subsequently filed incorporated document. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (Commission File No. 001-40263), other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 16, 2023;
•our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the SEC on May 11, 2023;
•our Current Reports on Form 8-K, filed with the SEC on March 14, 2023, April 11, 2023, May 25, 2023, June 5, 2023, and June 9, 2023;
•the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 from our definitive proxy statement on Schedule 14A for the 2023 Annual Meeting of Stockholders filed with the SEC on April 14, 2023; and
•the description of the Class A Common Stock contained in Exhibit 4.14 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including any amendment or report filed for the purpose of updating such description.
All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus and such applicable prospectus supplement to the extent that a statement contained in this prospectus or such applicable prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus and such applicable prospectus supplement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or such applicable prospectus supplement.
You can obtain any of the filings incorporated by reference into this prospectus or any applicable prospectus supplement through us or from the SEC through the SEC’s website at http://www.sec.gov. Upon request, we will provide, without charge, a copy of any or all of the reports and documents referred to above which have been incorporated by reference into this prospectus or any applicable prospectus supplement. Prospective investors may obtain documents incorporated by reference in this prospectus or any applicable prospectus supplement by requesting them in writing or by telephone from us at our executive offices at:
Grove Collaborative Holdings, Inc.
1301 Sansome Street
San Francisco, CA 94111
Our reports and documents incorporated by reference herein may also be found in the “Investors” section of our website at investors.grove.co. The content of our website and any information that is linked to or accessible from our website (other than our filings with the SEC that are incorporated by reference, as set forth under “Incorporation of Certain Documents by Reference”) is not incorporated by reference into this prospectus or any applicable prospectus supplement and you should not consider it a part of this prospectus, any applicable prospectus supplement, or the registration statement.